As filed with the Securities and Exchange Commission on June 12, 2006

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Covenant Transport, Inc.
(Exact name of registrant as specified in its charter)

Nevada	88-0320154
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

400 Birmingham Highway
Chattanooga, Tennessee	37419
(Address of Principal Executive Offices)	(Zip Code)

Covenant Transport, Inc. 2006 Omnibus Incentive Plan
(Full title of the plan)

David R. Parker
Chairman, President, and Chief Executive Officer
Covenant Transport, Inc.
400 Birmingham Highway
Chattanooga, Tennessee 37419
(Name and address of agent for service)

(423) 821-1212
(Telephone number, including area code, of agent for service)

Copy to:
Mark A. Scudder, Esq. Scudder Law Firm, P.C., L.L.O. 411 South 13th Street, Suite 200 Lincoln, Nebraska 68508 (402) 435-3223

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Class A Common Stock, $0.01 par value per share	1,000,000 shares	$13.105	$13,105,000	$886.08

(1)
Shares to be registered for offer and sale under the Covenant Transport, Inc. 2006 Omnibus Incentive Plan (the "2006 Plan") include (i) 233,969 shares not previously registered, and (ii) 766,031 shares previously registered for offer and sale under the Covenant Transport, Inc. 2003 Incentive Stock Plan (the "2003 Plan") that were not issued under the 2003 Plan and that may be offered and sold under the 2006 Plan (the "Carryover Shares"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares that may be issued if the anti-dilution adjustment provisions of Section 6.2 of the 2006 Plan become operative.

(2)
Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act solely for purposes of calculating the registration fee. The price is based upon the average of high and low prices ($13.105) of Class A common stock of Covenant Transport, Inc., a Nevada corporation (the "Company"), on June 6, 2006, as reported on the Nasdaq National Market.

(3)
In accordance with Rule 457(p) under the Securities Act, the Company has offset against the total filing fee the aggregate dollar amount of the filing fee associated with the Carryover Shares registered pursuant to the Registration Statement on Form S-8 (File No. 333-105880) filed on June 5, 2003 (the "2003 Registration Statement"). The Company previously paid a total fee of $842.27 in connection with the 2003 Registration Statement, of which $516.16 was associated with the Carryover Shares. The registration fee was calculated as the difference between the total computed fee of $1,402.24 less the aggregate amount of $516.16 associated with the Carryover Shares. The Company has filed a post-effective amendment to the 2003 Registration Statement to deregister the shares reserved for issuance under the 2003 Plan that are not subject to outstanding but unexercised option grants.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the documents containing the information specified in Part I of Form S-8 will be delivered to the individuals participating in the Covenant Transport, Inc. 2006 Omnibus Incentive Plan. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission"). Such documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission by Covenant Transport, Inc. (the "Company") are hereby incorporated by reference into this registration statement:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 000-24960) filed on March 31, 2006;

(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2005; and

(c)
The description of the Company's Class A common stock, $0.01 par value per share ("Common Stock"), under Item 8.01—Other Events of the Current Report on Form 8-K (File No. 000-24960) filed on June 12, 2006, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post effective amendment to this registration statement that indicates that all shares of Common Stock offered hereunder have been sold, or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Mark A. Scudder, who serves on the Company's Board of Directors, is President of Scudder Law Firm P.C., L.L.O., the Company's outside corporate and securities counsel.

Item 6. Indemnification of Directors and Officers.

Chapter 78 of the Nevada Revised Statutes provides for the indemnification of officers and directors (and others) under certain circumstances against expenses incurred in successfully defending against a claim, and authorizes Nevada corporations to indemnify their officers and directors under certain circumstance against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

Article VII of the Company's Articles of Incorporation, as amended (the "Articles"), and Article X of the Company's Bylaws, as amended, provide that the Company's directors and officers shall be indemnified against liabilities they may incur while serving in such capacities to the fullest extent allowed by Chapter 78 of the Nevada Revised Statutes. Under these indemnification provisions, the Company is required to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by them in connection with the defense or settlement of any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative) to which they were made a party, or in defense of any claim, issue, or matter therein, by reason of the fact that they are or were a director or officer of the Company, or are or were serving at the Company's request as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise unless it is ultimately determined by a court of competent jurisdiction that (i) they failed to act in a manner they believed in good faith to be in, or not opposed to, the best interests of the Company, and (ii) with respect to any criminal proceeding, had reasonable cause to believe their conduct was lawful. In addition, the applicable provisions mandate that the Company indemnify its officers and directors who have been successful on the merits or otherwise in the defense of any such action, suit, or proceeding against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with such defense.

With respect to any such action or suit by or in the right of the Company, no indemnification shall be made in respect of any claim, issue, or matter as to which officers or directors have been adjudged to be liable for negligence or misconduct in the performance of their duties to the Company, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such directors or officers are fairly and reasonably entitled to indemnification for such expenses.

The Company will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have not acted in a manner that would preclude indemnification and an undertaking to return any advances if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification by the Company. The Company may, through indemnification agreements, insurance, or otherwise, provide additional indemnification. The Company has indemnification agreements with all of its directors and most of its executive officers, and is in the process of entering into indemnification agreements with certain executive officers who recently joined the Company.  The Company also maintains insurance coverage for directors and officers for liability they may incur while serving in such capacities.

Article VI of the Articles eliminates, to the fullest extent permitted by Nevada law, the liability of directors and officers to the Company or its stockholders for monetary or other damages for breach of fiduciary duties as a director or officer.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as a part of this registration statement.

Exhibit Number	Exhibit

4.1
Restated Articles of Incorporation of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 33-82978), filed August 17, 1994 (the "Form S-1"))

4.2	Amended Bylaws of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-1)

5*	Opinion of Scudder Law Firm, P.C., L.L.O.

23.1*	Consent of Independent Registered Public Accounting Firm - KPMG LLP

23.2*	Consent of Scudder Law Firm, P.C., L.L.O. (contained in Exhibit 5 hereto)

24*	Power of Attorney (contained in the signature page to this registration statement)

* Filed herewith.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

    (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)     To include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

        (ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on June 12, 2006.

COVENANT TRANSPORT, INC.

By:	/s/ DAVID R. PARKER
David R. Parker Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints David R. Parker, Joey B. Hogan, Mark A. Scudder, and Heidi Hornung-Scherr, and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this registration statement as the attorney-in-fact and to file any such amendment to this registration statement, exhibits thereto, and documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title	Date

/s/ DAVID R. PARKER	June 12, 2006
David R. Parker Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer); Director

/s/ JOEY B. HOGAN	June 12, 2006
Joey B. Hogan Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ WILLIAM T. ALT	June 12, 2006
William T. Alt Director

/s/ ROBERT E. BOSWORTH	June 12, 2006
Robert E. Bosworth Director

/s/ HUGH O. MACLELLAN, JR.	June 12, 2006
Hugh O. Maclellan, Jr. Director

/s/ BRADLEY A. MOLINE	June 12, 2006
Bradley A. Moline Director

/s/ NIEL B. NIELSON	June 12, 2006
Niel B. Nielson Director

/s/ MARK A. SCUDDER	June 12, 2006
Mark A. Scudder Director

Exhibit Number	Exhibit

4.1
Restated Articles of Incorporation of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 33-82978), filed August 17, 1994 (the "Form S-1"))

4.2	Amended Bylaws of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-1)

5*	Opinion of Scudder Law Firm, P.C., L.L.O.

23.1*	Consent of Independent Registered Public Accounting Firm - KPMG LLP

23.2*	Consent of Scudder Law Firm, P.C., L.L.O. (contained in Exhibit 5 hereto)

24*	Power of Attorney (contained in the signature page to this registration statement)

* Filed herewith.